Exhibit 32.1

 Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CPS Technologies Corporation (the "Company") on Form 10-Q for the three and six month periods ended July 1, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles K. Griffith Jr., Acting President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2023
/s/ Charles K. Griffith Jr.
Charles K. Griffith Jr.

Acting President and Chief Financial Officer